As filed with the Securities and Exchange Commission on November 6, 2006

Registration Statement No. 333-122122

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2617163 (I.R.S. Employer Identification No.)
2000 Daniel Island Drive
Charleston, South Carolina 29492
Telephone: (843) 216-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARC E. CHARDON
President and Chief Executive Officer
Blackbaud, Inc.
2000 Daniel Island Drive
Charleston, South Carolina 29492
Telephone: (843) 216-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
DONALD R. REYNOLDS
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000
Fax (919) 781-4865

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
     Blackbaud, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (Registration No. 333-122122), as amended on Form S-3 (the “Registration Statement”), which registered 10,000,000 shares of common stock of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this post-effective amendment to deregister the shares registered by the Registration Statement that remained unsold as of the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on this 6th day of November 2006.

BLACKBAUD, INC.

By:	/s/ Marc E. Chardon
Marc E. Chardon, Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Marc E. Chardon	President, Chief Executive Officer
Marc E. Chardon	and Director (Principal Executive Officer)	November 6, 2006

/s/ Timothy V. Williams	Vice President and Chief Financial
Timothy V. Williams	Officer (Principal Financial and	November 6, 2006
Accounting Officer)

/s/ George H. Ellis
George H. Ellis	Director	November 6, 2006

/s/ Marco W. Hellman
Marco W. Hellman	Director	November 6, 2006

/s/ Andrew M. Leitch
Andrew M. Leitch	Director	November 6, 2006

/s/ John P. McConnell
John P. McConnell	Director	November 6, 2006